EXHIBIT 10.11

NATIONAL SECURITY SOLUTIONS INC.

FORM OF CHARTER OF THE NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of National Security Solutions Inc. (the “Company”) hereby establishes the Nominating Committee of the Board (the “Nominating Committee”) with the following purpose, authority, powers, duties and responsibilities. Whenever the Nominating Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I. PURPOSE

As set forth herein, the Nominating Committee shall, among other things, discharge the responsibilities of the Board relating to the appropriate size, functioning and needs of the Board, including but not limited to recruitment and retention of high-quality board members and composition and structure of committees, and shall be guided in the discharge of its responsibilities hereunder by the Board of Directors Candidate Guidelines appended hereto.

II. MEMBERSHIP

The Nominating Committee shall be comprised of at least three members of the Board as determined from time to time by the Board. Each member shall be “independent” in accordance with the corporate governance standards of the American Stock Exchange and the Securities and Exchange Commission, each as amended from time to time. Unless a chairman of the Nominating Committee is elected by the Board, the members of the Nominating Committee shall designate a chairman of the Nominating Committee by majority vote of the full Nominating Committee membership.

A Nominating Committee member may resign by delivering his or her written resignation to the chairman of the Board or may be removed by majority vote of the Board by delivery to such member of written notice of removal, to take effect at a date specified therein or upon delivery of such written notice to such member if no date is specified.

III. MEETINGS AND COMMITTEE ACTION

The Nominating Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Nominating Committee shall be called by the chairman of the Nominating Committee upon such notice as is provided for in the bylaws of the Company with respect to meetings of the Board. A majority of the members of the Nominating Committee shall constitute a quorum. Actions of the Nominating Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members of the Nominating Committee present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Nominating Committee. The Nominating Committee shall report its minutes from each meeting to the Board.

The chairman of the Nominating Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Nominating Committee. At each meeting, the chairman of the Nominating Committee shall appoint as secretary a person who may, but need not, be a member of the Nominating Committee. A certificate of the secretary of the Nominating Committee or minutes of a meeting of the Nominating Committee executed by the secretary setting forth the names of the members of the Nominating Committee present at the meeting or actions taken by the Nominating Committee at the meeting shall be sufficient evidence at all times as to the members of the Nominating Committee who were present, or such actions taken.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Nominating Committee is responsible for:

•	Developing the criteria and qualifications for membership on the Board.

•	Recruiting, reviewing and nominating candidates for election to the Board or to fill vacancies on the Board.

•	Reviewing candidates proposed by stockholders and conducting appropriate inquiries into the background and qualifications of any such candidates.

•	Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

•	Establishing subcommittees for the purpose of evaluating special or unique matters.

•	Monitoring and making recommendations regarding committee functions, contributions and composition.

•	Recommending to the Board candidates for appointment to Board committees and considering periodically rotating directors among the committees.

•	Evaluating, on an annual basis, the Nominating Committee’s performance.

VI. REPORTING

The Nominating Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the Company’s proxy statement.

NATIONAL SECURITY SOLUTIONS INC.

BOARD OF DIRECTORS CANDIDATE GUIDELINES

The Nominating Committee (the “Nominating Committee”) of NATIONAL SECURITY SOLUTIONS INC. (the “Company”) will identify, evaluate and recommend candidates to become members of the Board of Directors (the “Board”) with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company’s stockholders in accordance with the Company’s policy, a copy of which is attached hereto. Candidates will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

•	Whether the candidate is independent pursuant to the corporate governance standards of the American Stock Exchange and the Securities and Exchange Commission, each as amended from time to time.

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Whether the candidate is actively engaged in business endeavors, accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

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Whether the candidate has the ability to read and understand basic financial statements and has an understanding of corporate budgeting and capital structure. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

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Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom and promote a diversity of views based on the candidate’s education, experience and professional employment.

•	Whether the candidate has knowledge of the Company and issues affecting the Company.

•	Whether the candidate is committed to enhancing stockholder value.

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Whether the candidate is familiar with the requirements of a publicly traded company and fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a publicly traded company.

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

•	Whether the candidate has, and would be willing to commit, necessary time to the oversight duties of the Board.

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

•	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

•	Whether the candidate is familiar with industries relevant to the Company’s business endeavors and able to suggest business opportunities to the Company.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTORS

Stockholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to National Security Solutions Inc., 300 Delaware Avenue, Wilmington, Delaware 19801, Attention: Nominating Committee. The Company’s Secretary will promptly forward all such letters to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by stockholders in connection with selecting candidates for nomination in connection with the Company’s annual meeting of stockholders, the Secretary must receive the stockholder’s recommendation no later than thirty (30) days after the end of the Company’s fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Business and current residence addresses, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

•	The number of shares of common stock of the Company beneficially owned by the candidate;

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The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the Company, if elected.

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